UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

______________________________

First Trust Senior Floating Rate Income Fund II

(Exact name of registrant as specified in its charter)

Massachusetts	811-21539	11-3716541
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

120 East Liberty Drive, Suite 400 Wheaton, Illinois (Address of principal executive offices)	60187 (zip code)

Registrant’s telephone number, including area code: (630) 765-8000

______________________________________________________

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	FCT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure

First Trust Advisors L.P. (“FTA”) announced today that the reorganization of First Trust Senior Floating Rate Income Fund II (NYSE: FCT), a closed-end management investment company managed by FTA, into First Trust Flexible Income ETF (NYSE: FFLX), an actively managed exchange-traded fund (“ETF”) managed by FTA, was completed prior to the open of the NYSE on August 10, 2026.

As previously announced, the shareholders of FCT approved FCT’s reorganization into FFLX at a Special Meeting of Shareholders on June 25, 2026. The reorganization was approved by the Board of Trustees of each of FCT and FFLX on December 7-8, 2025.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated August 10, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2026		FIRST TRUST SENIOR FLOATING RATE INCOME FUND II

	By:	/s/ W. Scott Jardine
	Name	W. Scott Jardine
	Title:	Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated August 10, 2026.